Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-11 No. 333-178651), and in the related Prospectus, of United Realty Trust Incorporated of our report dated March 29, 2013, with respect to the consolidated financial statements of United Realty Trust Incorporated included in this Annual Report (Form 10-K) of United Realty Trust Incorporated for the year ended December 31, 2012.

/s/ Ernst & Young LLP

New York, New York

March 29, 2013